                                                    EXHIBIT 5.1

April 26, 1995

(212) 836-8000


U.S. Home Corporation
1800 West Loop South
Houston, Texas  77027

Ladies and Gentlemen:

          We have acted as counsel to U.S. Home Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the proposed offering by the Company of an additional 250,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to its Corporate Officers and Presidents of Operations Restricted Stock Plan (the "Plan"). Upon approval of the Plan by the Company's stockholders, 144,547 shares of Common Stock shall be issued (the "Issued Stock"), and 105,453 shares of Common Stock shall be reserved for issuance (the "Reserved Stock"), pursuant to the Plan.

          In that connection, we have reviewed the Company's Second Restated Certificate of Incorporation, as amended, its Amended and Restated By-Laws, resolutions of its Board of Directors and other such documents and records as we have deemed appropriate.

          On the basis of such review and having regard to legal considerations which we deem to be relevant, it is our opinion that the Issued Stock and Reserved Stock, upon issuance in accordance with the terms of the Plan, will be duly and validly authorized and issued, fully paid and non-assessable.

         Our opinion is limited to the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

          We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission.

                             Very truly yours,


                             /s/  Kaye, Scholer, Fierman, Hays & Handler
                                  Kaye, Scholer, Fierman, Hays & Handler